Calculation of Filing Fee Tables
S-8
BLACKLINE, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the 2016 Equity Incentive Plan	Other	2,994,028	$ 33.09	$ 99,072,387.00	0.0001381	$ 13,681.90
Total Offering Amounts:						$ 99,072,387.00		$ 13,681.90
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,681.90
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2016 Equity Incentive Plan (the "2016 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. The amount registered represents an automatic increase of 5% of the outstanding shares of the Registrant's common stock on the last day of the immediately preceding fiscal year to the number of the Registrant's common stock reserved for issuance under, and which annual increase is provided for, in the 2016 Plan. The proposed maximum offering price per unit is estimated in accordance with Rule 457 (c) and (h) solely for the purpose of calculating the registration fee on the basis of $33.09 per share, the average of the high and low sale prices of the Registrant's common stock as reported on the Nasdaq Global Select Stock Market on February 24, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A